SES
Securities Evaluation Service, Inc.
Suite 200
531 E. Roosevelt Road
Wheaton, Illinois  60187




January 20, 2005


First Trust Portfolios, L.P.
1001 Warrenville Road
Lisle, IL  60532

   Re:  THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST "GRIT",
                            SERIES 97

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
121667 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Securities
Evaluation Service, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

Securities Evaluation Service, Inc.



James R. Couture
President